UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                Form S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        United Film Partners, Inc.
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            (Exact name of registrant as specified in its charter)


                                  Texas
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     (State or other jurisdiction of incorporation or organization)

                               76-0676164
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                  (I.R.S. Employer Identification No.)


            1224 N. Lincoln St., Burbank, CA           91506
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        (Address of Principal Executive Offices)     (Zip Code)


                       2001 STOCK INCENTIVE PLAN
------------------------------------------------------------------------
                       (Full title of the plan)


                     Stephen Stotesbery -Secretary;
                  1224 N. Lincoln St. Burbank, Ca 91506
-----------------------------------------------------------------------
                  (Name and address of agent for service)


                             1-949-271-9198
-----------------------------------------------------------------------
         (Telephone number, including area code, of agent for Service)



CALCULATION OF REGISTRATION FEE


Title of Securities   Amount to be Registered(1)  Proposed Maximum   Proposed Maximum     Registration
to be Registered                                  Offering Price(2)  Aggregate Price      Fee
                                                                     per Share(2)
Common Stock          1,187,500 $0.0001 par value $29,212.50         $0.0246 per share    $7.30

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive
Plan, by reason of any stock dividend, stock split, recapitaization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of United Film Partners, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement.

EXPLANATORY NOTE
The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non- employee directors and consultants of United Film Partners, Inc.


                              PROSPECTUS

                        UNITED FILM PARTNERS, INC.
                  1224 N. Lincoln St., Burbank, CA 91506

                     1,187,500 SHARES OF COMMON STOCK

                          issued pursuant to the

                         UNITED FILM PARTNERS, INC.

                        2001 STOCK INCENTIVE PLAN



This prospectus relates to the sale of up to 1,187,500 shares of common stock of United Film Partners,Inc. offered by certain holders of United Film Partners, Inc. securities. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefore to its employees, officers, directors or consultants shares of the Common Stock in consideration for services rendered or to be rendered and payments made under the 2001 STOCK INCENTIVE PLAN.

The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

As of October 1st , 2001, the common stock and our redeemable common stock purchase warrants currently have no market.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is November 29, 2001.


TABLE OF CONTENTS



                                                                Page
 Company                                                        4
 Risk Factors                                                   5
 Material Changes                                               7
 Incorporation of Certain Documents by Reference                7
 Available Information                                          8
  Use of Proceeds                                               8
 Certain Market Information                                     8
 Dividend Policy                                                9
 Issuance of Common Stock to Selling Stockholders               9
 Selling Stockholders                                           9
 Plan of Distribution                                           10
 Legal Matters                                                  11
 Experts                                                        11





COMPANY

The Company's current plan is to concentrate its business development efforts on opportunities available in the film production business, including made for TV series and feature films. The development of two motion picture projects and 1 cable t.v. series will receive the bulk of the company's management time and financial resources, if and when the financial resources become available.

The Company is in the process of establishing itself as packager of filmed entertainment products. The Company intends to cover an untapped market based upon the knowledge that the sums of money currently spent by the major studios far exceed the actual costs required to develop and package motion pictures and TV shows. Due to existing overhead and volume, a major studio may spend as much as two million dollars ($2,000,000.00) and two years time developing a concept to the point of beginning production on that particular project. The Company is positioned to exploit that market as the foundation of the company's future.

The Company's major marketing strategy is based on selling "within budget" fully "Packaged" productions to the marketplace at highly competitive prices. This includes video and cable distribution outlets in addition both the domestic and foreign markets. The growing availability for viewers in countries outside the USA to receive USA cable network productions from HBO, Show Time and others, has increased demand for the type of programming that The Company is planning to "Package".

The Company will establish sales outlets, through strategic alliances, through out its market place. A strong company representative network, coupled with well-chosen, competently packaged projects will provide a basis for success. Under its marketing plan the company is also developing relationships with writers and independent producers to assure that the Company has a constant flow of projects under review. Included in this stream of projects are feature length films, made for TV films "MOW's", mini series for TV, TV feature series, Cable T.V. Series. While each has a different market place, they all, as in any business, want the most for the least cost. The company has as one of I ts missions, the cost efficient packaging of its projects. Cost e fficiency will become a hallmark of UFP and will be the source of the company's internal growth.

To date The Company's current business activities have consisted primarily of developing a business plan, assembling a management team, and pursuing packaging opportunities and financing.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing United Film Partners. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The actual occurrence of the following risks could adversely affect our business. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Limited Operating History.
The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based.
Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, it must, among other things, respond to competitive developments. There can be no assurance that the Company will be successful in addressing such risks.

We expect to incur future losses. We expect to sustained operating losses of ($2186.00) in the quarter ended September 31, 2001, ($252,424.00) in the year ended December 31, 2001 and ($411,950.00) in the year ended December 31, 2002. We don't expect to incur significant additional operating losses beyond those previously disclosed, however, as we continue to develop, package and market our projects additional future losses are possible.

If we are unable to obtain financing, we will be unable to operate efficiently. Our development and packaging requires substantial amounts of capital.

The loss of the services of any of the following individuals, or of other key personnel, could adversely affect our business. We are dependent on the efforts and abilities of Kevin Reem, Stephen Stotesbery and Terence M. O'Keffe, our founders and principal executive officers, and Michael Mendieta, CFO of United Film Partner, Inc. We have entered into consultant agreements, effective as of July 9th, 2001, with such I ndividuals. None of such consultant agreements contains non-competition provisions.

The loss of the services of any of the above individuals, or of other key personnel, could adversely affect our business. We have no "key-man" life insurance coverage for any of our principal executives and won't for the forseeable future..

Each of the industries in which we compete is highly competitive and most of the companies with which we compete have greater financial and other resources than us. With respect to our packaging activities, we compete on the basis of relationships and pricing for access to a limited supply of facilities and talented creative.

NASD's OTC Electronic Bulletin Board.
United Film Partners, Inc. securities are subject to the regulations applicable to penny stocks and as a result the market liquidity for its securities is severely affected, limiting the ability of broker dealers to sell the securities and the ability of purchasers of the securities offeredhereby to sell their securities in the secondary market.

This prospectus contains forward looking statements and their associated risks. This prospectus contains certain forward-looking statements, including among others:

(1) anticipated trends in our financial condition and results of operations; and

(2) our business strategy for developing and packaging our projects.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include:

(1)changes in external competitive market factors or in United Film Partners. Inc. internal budgeting process which might impact trends in our results of operations;

(2) unanticipated working capital or other cash requirements;

(3) changes in our business strategy or an inability to execute our strategy due to unanticipated change in the industries in which we operate; and

(4) various competitive factors that may prevent us from competing successfully in the marketplace.

In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, we cannot be certain that the events predicted in forward-looking statements contained in this prospectus will in fact occur.

MATERIAL CHANGES

October 1st, 2001, United Film Partners issued 1.14955 million shares of common stock pursuant to its 2001 Stock Incentive Plan, to its officers,

directors and key consultants of United Film Partners as a group.
The following table sets forth the options and common stock issued to certain of United Film Partners directors, officers and key consultants.

Name                       Position/Service    Shares of Common Stock      Date of Grant

Kevin Reem                 President/ CEO      100,000                     July 10th, 2001
Stephen Stotesbery         Secretary           100,000                     July 10th, 2001
Terence M. O'Keefe         Treasurer           100,000                     July 10th, 2001
Michael Mendieta           CFO                 100,000                     July 10th, 2001

Henry Jan                  Business Strategy   250,000                     July 10th, 2001
Carole Pinell              Business Strategy   87,500                      October 1st, 2001
Michael Abbott             Business Strategy   50,000                      October 1st, 2001
Jack Y. Su                 Web Design          50,000                      October 1st, 2001

Business Strategists       Legal and           350,000                     October 1st,2001
as a group                 Bus. Strategy



The issuance of 1,187,500 shares under this registration statement will result in a .032% dilution to existing shareholders.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information is considered part of this prospectus. Information that we file with the Commission subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under all documents subsequentlyfiled by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all the shares.

The following documents filed with the Commission are incorporated herein by reference:

1. United Film Partners Quarterly Report on Form 10-QSB for the quarter ended June 30th, 2001, as filed with the Commission on August 14, 2001, which is hereby incorporated by reference, and

2. United Film Partners Quarterly Report on Form 10-QSB for the quarter ended September 30th, 2001, as filed with the Commission on November 19th, 2001, which is hereby incorporated by reference, and

3. United Film Partners 8k report as filed with the Commission on July 24th, 2001, which is incorporated by reference, and

4. United Film Partners 8k/A report as filed with the Commission on November 13th, 2001, which is incorporated by reference.


The Company will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Stephen Stotesbery-Secretary, United Film Partners, Inc., 1224 N. Lincoln St. Burbank, Ca 91506 Tel: 949-271-9198.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Commission. Certain information in the Registration
Statement has been omitted from this prospectus in accordance with the rules of the Commission. We file the annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the Commission at the public reference room maintained by the Commission at 450 Fifth
Street, NW, Washington, D.C. 20549, and at the following
Regional Offices of the Commission: Seven World Trade Center, New York,
New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the Commission at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the Commission, which may be accessed through the Commission's World Wide Web site at http://www.sec.gov.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered hereunder by the selling stockholders. The offering is made to fulfill our contractual obligations to the selling stockholders to register the common stock held by or which are issuable to the selling stockholders.


------------------------------------------------------------------------

CERTAIN MARKET INFORMATION

United Film Partners', Inc. common stock Currently has no market.

DIVIDEND POLICY

We intend to retain future earnings, if any, that may be generated from our operations to finance the operations and expansion of United Film Partners. We do not plan to pay dividends to holders of the common stock for the reasonably foreseeable future. Any decision as to the future payment of dividends will depend on the results of our operations and financial position and such other factors as our Board of Directors, in its discretion, deems relevant.


ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

The shares covered by this prospectus include:

Up to 1,187,500 shares of common stock that have been issued or are issuable, to employees, non-employee directors and consultants of United Film Partners, Inc..

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the common stock as of October 1st 2001, by each of the selling stockholders, of shares of common stock granted to each of them pursuant to the 2001 Stock Incentive Plan. Unless otherwise indicated below, to the knowledge of United Film Partners, Inc., all persons listed below have sole voting and investment power with respect to the shares of common stock, except to the extent authority is shared by spouses under applicable law.

The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after the offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.


                    Common Stock Beneficially Owned on   Shares That         Common Stock to be
                    October 1st, 2001 (1)                May be Offered      Beneficially Owned
                                                         Hereunder           if All Shares Offered
                                                                             Hereunder Are Sold
Name                Shares              Percent(2)       Shares              Shares          Percent

Kevin Rem           10,100,000          28.33%           100,000             10,000,000     27.04%
Stephen Stotesbery  10,100,000          28.33%           100,000             10,000,000     27.04%
Terence M. Okeefe   10,100,000          28.33%           100,000             10,000,000     27.04%
Michael Mendieta    100,000               n/a            100,000             0

Carol Pinell        87,000                n/a            87,500              0
Henry  Jan          250,000               n/a            250,000             0
Michael Abbott      50,000                n/a            50,000              0
Jack Y. Su          50,000                n/a            50,000              0

Business Strategists 350,000              n/a            350,000             0
as a group



(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of October 1st, 2001.

(2) The percentage interest of each selling stockholder is based on the number of shares of common stock beneficially owned by such stockholder divided by the sum of the outstanding shares of common stock as of July 10th, 2001. As of October 1st, 2001, United Film Partners will have 36,287,500 shares outstanding.

(3) The shares hereunder do not include shares which we anticipate to be sold under a separate registration statement and prospectus.

PLAN OF DISTRIBUTION

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Nasd OTCBB Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Nasd OTCBB Market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In e ffecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling
Stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.



LEGAL MATTERS

N/A



EXPERTS

N/A

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by United Film Partners, Inc.. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of United Film Partners, Inc. since the date hereof.

---------------------------------------------------------------------------

                          UNITED FILM PARTNERS, INC.

                       1,187,500 SHARES OF COMMON STOCK


                                PROSPECTUS

                             November 29, 2001


PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2001 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and the 2001 Stock Incentive Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2001 Stock Incentive Plan are available without charge by contacting:

United Film Partners, Inc.
1244 N. Lincoln St. Burbank, Ca 91506
Attn: Stephen Stotesbery
Secretary


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

1. United Film Partners Quarterly Report on Form 10-QSB for the quarter ended June 30th, 2001, as filed with the Commission on August 14 2001, which is hereby incorporated by reference, and

2. United Film Partners Quarterly Report on Form 10-QSB for the quarter ended September 30th, 2001, as filed with the Commission on November 19th, 2001, which is hereby incorporated by reference, and

3.United Film Partners 8k report as filed with the Commission on July 24th, 2001, which is incorporated by reference, and

4.United Film Partners 8k/A report as filed with the Commission on November 13th, 2001, which is incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Bylaws of the Registrant provide for indemnification to the fullest extent allowed under the Texas Business Corporations Act. Generally, under this Act, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than action by or any right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful. It is the position of the Securities and Exchange Commission that indemnification against liabilities for violations of the federal securities laws, rules and regulations is against public policy.


Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.


 Exhibit Number Exhibit

 4.1                  2001 Stock Incentive Plan
 4.2                  2001  Stock Incentive Plan - Stock Grant Agreement.
 5.0                  Opinion of William Stocker Re Legality of the
                      Securities Registered*
 23.1                 Consent of William Stocker,
                      Special Counsel to the Registrant, filed as part of Exhibit 5 hereof*
 24.1                 Power of Attorney


*Filed herewith


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Burbank, State of California, on this Thursday, November 29, 2001.

UNITED FILM PARTNERS, INC.


/s/ Kevin Reem
President, Chief Executive Officer
Kevin Reem


/s/ Stephen Stotesbery
Stephen Stotesbery
Secretary and Attorney in fact.




EXHIBIT 4.1

UNITED FILM PARTNERS, INC.

ARTICLE 1.

PURPOSE AND ADOPTION OF THE PLAN

1.1. Purpose. The purpose of the United Film Partners, Inc. 2001 Stock Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent key employees, non-employee directors and consultants and to act as an incentive in motivating key employees, non-employee directors, legal counsel and consultants of United Film Partners, Inc.. and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

1.2. Adoption and Term. The Plan has been approved by the Board of Directors (hereinafter referred to as the "Board") of United Film Partners, Inc. (hereinafter referred to as the "Company"), to be effective as of July 10th, 2001 (the "Effective Date"). The Plan is intended to be a broad based plan which all employees of the Company are eligible for, and grants to be made to management personnel and members of the board of directors shall not exceed 50% of the total number of shares issuable under the Plan. Therefore the Plan does not require shareholder approval pursuant to applicable rules and regulations of the Nasdaq Stock Market. The Plan shall remain in effect until terminated by action of the Board.

ARTICLE II.

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2. 1. Award means any grant to a Participant of one or more of a combination of Restricted Shares described in Article VII and Performance Awards described in Article VIII.

2.2. Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.3. Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.4. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

2.5. Board means the Board of Directors of the Company.

2.6. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 30% or more of either (i) the Outstanding Common Stock or
(ii) the Company Voting Securities; provided, however, that a Change in Control as defined in this clause (a) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the Effective Date is a holder of Outstanding Common Stock or Company Voting Securities (a "Current Stockholder") so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 30% or more of either the Outstanding Common Stock or Company Voting Securities; or

(b) Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who, were members of the Board on the Effective Date and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (b) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

(c) Approval by the stockholders of the Company of a reorganization, merger, consolidation or similar transaction
(a "Reorganization Transaction"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the Outstanding Common Stock and Company
Voting Securities immediately  prior to  such Reorganization
Transaction; or

(d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition.

2.7 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.8 Committee means the committee established in accordance with Section
3.1.

2. 9. Company means United Film Partners, Inc., a Texas corporation, and its successors.

2.10 Common Stock means Common Stock of the Company, par value $0.0001 per share.

2.11. Company Voting Securities means the combined voting power of all outstanding securities of the Company entitled to, vote generally in the election of directors of the Company.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Effective Date shall have the meaning given to such term in Section
1.2.

2.14. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.15. Merger means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

2.16. Non-Employee Director means a member of the Board who (i) is not currently an officer or otherwise employed by the Company or a parent or a subsidiary of the Company, (ii) does not receive compensation directly or indirectly from the Company or a parent or a subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 35*.0025404(b) of Regulation S-K.

2.17. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.18. Participant means a person designated to receive an Award under the Plan in accordance with Section 5. 1.

2.19. Performance Awards means Awards granted in accordance with Article
VIII.

2.20. Plan means the United film Partners, Inc. 2001, Stock Incentive Plan as described herein, as the same may be amended from time to time.

2.21 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.22. Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

2.23. Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.24. Termination of Employment means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. In the case of a consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of the consulting relationship for any reason. In the case of a Non-Employee Director, Termination of Employment shall mean voluntary or involuntary termination, non-election, removal or other act which results in such Non-Employee Director no longer serving in such capacity.


ARTICLE III.


ADMINISTRATION


3.1. Committee. The Plan shall be administered by a committee of the Board (the "Committee") comprised of at least one person. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.


ARTICLE IV.


SHARES

4.1. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 1,187,500 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.7. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

ARTICLE V.

PARTICIPATION

5.1. Eligible Participants. Participants in the Plan shall be such key employees, consultants, legal counsel and non- employee directors of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. Subject to adjustment in accordance with Section 9.7, during any fiscal year no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock.


ARTICLE VI.

INTENTIONALLY LEFT BLANK


ARTICLE VII.

RESTRICTED SHARES

7.1. Restricted Share Awards. The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. It is not a criteria of the Plan that the Restricted Shares be issued pursuant to any specific criteria. With respect to performance- based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of operating income, return or investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this
Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1 (d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1 (d), free of any restrictions set forth in the Plan and the related Award Agreement (however subject to any restrictions that may be imposed by law) shall be delivered to the Participant.

(b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.1 (a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends
; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such
Restricted Shares and held or restricted as provided in Section 7.1 (a).

(c) Registration of Shares. None of the Restricted Shares may be sold , assigned, pledged, hypothecated or transferred without Registration under the Securities Act of 1933 as amended or exemption there from. It is anticipated that at the time of issuance the Company will have in effect a Registration Statement on Form S-8 or such other comparable form such that the Restricted Shares will be registered for resale upon issuance.

(d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.2. Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to Sections 7.2(b) and 7.3, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.3. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section
7.1 (d).


ARTICLE VIII.

PERFORMANCE AWARDS

8.1. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award
Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The
Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. I n the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the targets will include specified levels of one or more of operating income, return on investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under
Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance
Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of  Earned Performance Awards. Payments of earned
Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.2. Terms of Performance Awards.

(a) Termination of Employment. Unless otherwise provided below or in
Section 8.3, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d) of this Section 8.2.

(c) Death or Disability. If a Participant's Termination of Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d) of this Section 8.2.

(d) Pro-Rata Payment. The amount of any payment to be made to a participant whose employment is terminated by Retirement, death or disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period , unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8. 1 (d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.2(d).

(e)  Other Events.  Notwithstanding anything  to the  contrary in  this
Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death , disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

8.3. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control.

ARTICLE IX.

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

9.1. Plan Provisions Control Award Terms. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 9.3 and
Section 9.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

9.2. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and d elivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

9.3. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

9. 4. Limitation on Transfer. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

9. 5. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

(b) The Committee shall have the discretion as to any Award to cause the Company to pay to tax authorities for the benefit of the applicable Participant, or to reimburse such Participant for, the individual taxes which are due on the grant, exercise or vesting of any Award or the lapse of any restriction on any Award (whether by reason of such Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

9. 6. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

9. 7 Adjustments to Reflect Capital Changes.

(a) Recapitalisation. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximumnumber of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation), will either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, provided, however, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

9.8 No Right to Employment. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

9.9. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

9.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Texas and construed in accordance therewith.

9.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

9.12. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

9.13. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

9.14. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time without the authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the aggregate number of securities that may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

EXHIBIT 4.2

STOCK GRANT AGREEMENT

Pursuant to

United Film Partners, Inc.

2001 Stock Incentive Plan


This Stock Grant Agreement (the "Agreement"), dated ___________, 2001, is made by and between united Film Partners, Inc., a Texas corporation (the "Company"), and __________________________________ (the "Grantee").

The Grantee is a ______________________________________________ of the
Company.

For Grantee's service to the Company including___________________, the Compensation Committee (the "Committee") of the Board of Directors has determined that it is in the best interests of the Company to issue to the Grantee restricted common stock of the Company as compensation for said services that the Grantee has rendered and will continue to render to the Company, on the terms and conditions set forth herein.

In consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

1.Grant of Stock. Pursuant to the terms and conditions set forth herein, the Company hereby grants and issues to the Grantee (the "Grant") as of the date hereof (the "Grant Date"), up to an aggregate of
 _________________________ shares (the "Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock") as hereinafter provided.

2. Non-transferability. Until the Shares hereunder shall vest in accordance with Section 3 hereof, the Shares and any other rights granted hereunder shall not be transferable or assignable by the Grantee
(whether by operation of law or otherwise) except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974,
 as amended, or the rules thereunder.

3. Vesting of Shares. Subject to the other terms set forth herein, the Shares will vest with the Grantee in full on _________________________________, 2001.

4. Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any distribution of Shares amounts of withholding and other taxes due in connection with any transaction involving the Grant, and to take such other action as the Committee may deem advisable to enable the Company or such Subsidiary or Affiliate and the Grantee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Grant, if any. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Grantee's tax obligations.

5. Termination of Employment. Upon termination of Grantee's employment for any reason, including the breach by the Grantee of the employment agreement among the Grantee and the Company or its subsidiaries, if any, any Shares not already vested in accordance with Section 3 hereof, shall be subject to immediate forfeiture in all respects and Grantee shall have no right or claim to any such unvested Shares.

6. Adjustments. In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate to prevent dilution or enlargement of the rights of the Grantee, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the number and kind of Shares which may thereafter be issued in connection herewith.

7. No Rights as Stockholder. The Grantee shall have no rights as a stockholder with respect to any Shares subject to the Grant prior to the date on which such Shares shall vest in accordance with Section 3 hereof.

8. Representations of the Company.

a. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

b. Corporate Power. The Company has all necessary corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and has all requisite corporate power and authority to issue the Shares hereunder and to carry out the transactions contemplated hereby.

c. Shares. Upon issuance, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and issued in accordance with applicable laws.

9. Representations of the Grantee.

a. Authority. The Grantee has duly executed and delivered this Agreement to the Company, and its obligations hereunder are the legal, valid and binding obligations of the Grantee and are enforceable in accordance with their terms.

b. Restriction on Transfer; Risk of Forfeiture. The Grantee hereby acknowledges and agrees that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified with the securities regulatory agency of any state and may not be resold or otherwise disposed of unless registered under the Act or qualified with the securities regulatory agency of any state which has jurisdiction over any such transfer or unless an exemption from such registration or qualification is available. The Grantee will transfer the Shares only in accordance with the applicable requirements of all federal and state securities laws. The Grantee acknowledges that the certificate(s) evidencing the Shares will bear a legend regarding restriction on transfer. The Grantee further acknowledges that the Shares are subject to a substantial risk of forfeiture as set forth in Section 5 hereof.

c. Investment. The Grantee is receiving the Shares for its own account, for investment purposes only, and not for the account of any other person, and not with a view to, or for offer or sale in connection with, any distribution, assignment or resale to others or to fractionalization in whole or in part.

10. No Rights to Continued Employment. Nothing in the Grant or this Agreement shall confer upon the Grantee the right to continue in service or be entitled to any remuneration or benefits not set forth in this Agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Grantee's service as an officer ofthe Company or any Subsidiary or Affiliate.

11. Compliance with Legal and Exchange Requirements. The granting, issuance and delivery of the Shares pursuant to the terms of this Agreement and the other obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares hereunder until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require the Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

12. Change in Control Provisions. In the event of a Change in Control, as defined in the 2001 Stock Incentive Plan (the"Plan"), the Shares shall become fully vested, whether or not theretofore vested as forth herein, as more fully described within the Plan.

13. Notices. All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail or overnight courier, addressed, if to the Company, to United
Film Partners, Inc., 1224 N. Lincoln St., Burbank, Ca 91506, Attention:
Secretary; and if to the Grantee, at the address set forth on the signature page hereof, subject to the right of either party to designate at any time hereafter in writing some other address.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and Texas without giving effect to the conflict of laws principles thereof.

15. No Assignment. Neither this Agreement nor any of the rights or obligations of the Grantee hereunder may be transferred or assigned by the Grantee except as set forth in paragraph 2 hereof.

16. Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

17. Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

18. Amendments. No modification, amendment or waiver or any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.


IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the Secretary, and Grantee has executed this Agreement, both as of the day and year first above written.


United Film Partners, Inc.


By:
Stephen Stotesbery; Secretary


GRANTEE


By:
Name in print:
Address:



EXHIBIT 5.0/23.1

                              LAW OFFICES OF
                              William Stocker
phone(949)487-7295   34190 Sepulveda Avenue Suite 200  fax(949)487-7285
                        Capistrano Beach CA 92624


                              December 10, 2001


To the President and the
Board of Directors
United Film Partners, Inc.
1224 N. Lincoln St
Burbank, CA 91506

re: Opinion of Special Counsel

Dear President & Board of Directors:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to attract, retain and compensate highly competent key employees, non-employees, directors and consultants, in the aggregate amount of $29,212.50 in the form of 1,187,500 shares of common stock to be registered thereby. The Issuer's Common Stock is Registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The 2001 Stock Incentive Plan Agreement is not a qualified plan of any kind or sort and is not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities are registered at the nominal rate of $7.30 per share for $7.30 of services performed. Actual awards would be made in accordance with the Plan.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.


Very Truly Yours,
/s/William Stocker
William Stocker
special securities counsel


EXHIBIT 24.1

POWER OF ATTOURNEY

                        POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of United Film Partners, Inc., a Texas corporation, do hereby constitute and appoint Stephen Stotesbery the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the, capacities on this Thursday, November 29, 2001.


Signature                                     Title

/s/ Kevin Reem                                President,
Kevin Reem                                    Chief Executive Officer
                                              and Director

/s/ Stephen Stotesbery                        Secretary and Director
Stephen Stotesbery

/s/ Terence M. O'Keefe                        Treasurer  and Director
Teremce M. O'Keefe